UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 9, 2020 (September 3, 2020)
Date of Report (date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2020, the Human Resources Committee (the “HR Committee”) of DENTSPLY SIRONA Inc. (the “Company”) adopted a revised 2020 incentive plan (the “Revised Plan”) for the Company’s key executives, including its named executive officers. The Revised Plan supersedes and replaces the 2020 Annual Incentive Plan previously adopted by the Company (the “Prior Plan”).

The disruption in global dental services markets resulting from the COVID-19 pandemic has severely impacted demand for the Company’s products in the current environment. As a result, the HR Committee determined that the performance targets in the Prior Plan were no longer appropriate to properly motivate its key executives to achieve the Company’s goals and objectives, and terminated the Prior Plan. The Revised Plan focuses on incentivizing executives to find opportunities to reduce the Company’s expenses through restructuring and other cost-cutting measures and to implement certain key growth initiatives to position the Company to achieve its objectives in 2021 and beyond.

The Revised Plan provides for potential cash incentive payments based on achievement of performance criteria during the third and fourth quarters of 2020. The funding level for the Revised Plan is dependent upon the Company’s EBITDA for the second half of 2020, adjusted for restructuring activities, with a minimum specified EBITDA required for any funding of the Revised Plan. Upon achievement of the EBITDA objectives that result in funding of the Revised Plan at any level, the HR Committee will then evaluate strategic objectives related to restructuring and growth initiatives and may use its negative discretion to pay the cash incentive at a level that is lower than the payout based solely on the EBITDA objectives to the extent that all of the strategic objectives are not achieved. The target payouts as percentages of salary remained consistent with the Prior Plan. However, since the Revised Plan will be based on the performance during the second half of 2020, any payout amounts are prorated for the partial year and will accordingly be 50% of the amounts that could have been earned under the Prior Plan. The funding levels for the achievement of the performance criteria range from 0% to 125% of the second half target payout (0% to 62.5% of the full year target payout), depending on the achievement of such criteria. Under the Prior Plan, the maximum payouts were 200% of the target payout.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

Date: September 9, 2020	By:	/s/ Keith J. Ebling
Keith J. Ebling, Executive Vice President,
General Counsel and Secretary